UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 4, 2009

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3412 S. Lincoln Drive

Spokane, Washington  99203-1650

(Address of principal executive offices, including zip code)

(509) 624-5831

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On August 4, 2009, the Company reported on the progress of the gold mining activity on its Chandalar property, which includes the construction of an alluvial gold gravity recovery plant.  The plant has been constructed and mobilized on the Chandalar property and is expected to start operating on August 10, continuing at half capacity during the initial mechanical shakedown period.  During this time, it will process lower grade mineralized material that is readily accessible.

Overburden stripping has taken place at a mining test pit and is fifty percent complete.  The mining test pit has higher grade mineralized material and once overburden stripping is complete, the plant will be processing the higher grade material at the mining test pit.  An excavator has collected a one cubic yard sample from 5 vertical feet within the 12 foot zone.  A total of 0.86 fine ounces of gold was recovered from this one yard sample, indicating a grade of 0.86 oz/yd3.

The gold recovered from the one yard bulk sample is of high quality.  The gravity concentrate is clean and contains coarse easily recoverable gold with trivial associated flour gold.  Black sands of magnetite or other heavy minerals like garnets that could plug up the sluice boxes on the plant are also negligible.  Notably, no troublesome boulders were encountered in the material sampled. The Company uses a purity factor of 87% when converting raw troy ounces of gold to fine troy ounces of gold.  This standard is based on the average of 22 assays of raw gold extracted from a suite of drill hole samples along Little Squaw Creek.  Alaskan placer gold deposits typically show average grades on the order of 0.015 to 0.040 oz/yd3, and 0.025 oz/yd3 is typically considered to be an acceptable mining grade.  The Company considers samples that run more than 0.10 oz/yd3 to be “high-grade”.  The Company has contracted Cathedral Rock Enterprises of Fairbanks, Alaska, to maintain grade and quality control.  A Denver Gold Saver was used in the recovery of gold from all the samples.

The Company is confident that a substantial amount of high quality gold can be recovered before the arctic sluicing season in September, and thereby produce further cash flow for the company.  Currently, the activity at Chandalar is being financed by the forward sale of gold it expects to produce.  To date, the Company has secured $835,000 for the project, of which $710,000 is from the forward sale of 1,050 ounces of alluvial gold of the 1,500 ounces previously authorized by the Company’s Board of Directors.  The Company has received commitment for an additional $160,000 on gold forward sales.  The alluvial gold is to be delivered on or before November 1, 2010.  and the purity of the alluvial gold is estimated to be 870 to 880 fine.  The Company expects the total of $835,000 funds received combined with additional commitments of forward gold sales and the sale at market rates of gold produced during the mining season will fund the entire estimated cost of the current mining plan.

Item 9.01

Exhibits

99.1

Press Release dated August 4, 2009*

*The Exhibit relating to Item 8.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: August 11, 2009	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer